EXHIBIT 99.2

Classmates Online, Inc. and subsidiaries

Consolidated Financial Statements as of December 31, 2003 and 2002 and for each of the Three Years in the Period Ended December 31, 2003, and Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

Classmates Online, Inc.

Renton, Washington

We have audited the accompanying consolidated balance sheets of Classmates Online, Inc. and subsidiaries (the “Company”) as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003,  in conformity with accounting principles generally accepted in the United States of America.

As described in Note 1, in 2002 the Company changed its method of accounting for goodwill to conform to Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

/s/ Deloitte & Touche LLP

Seattle, Washington

September 30, 2004 (October 23, 2004 as to Note 13)

CLASSMATES ONLINE, INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2003 AND 2002

(in thousands, except for share data)

ASSETS	2003	2002

CURRENT ASSETS:
Cash and cash equivalents	$31,426	$13,752
Trade accounts receivable (net of allowance of $88 and $209)	2,347	2,250
Other receivables	113	73
Prepaid expenses and other current assets	1,140	1,572
Deferred tax asset	4,971	5,168
Restricted cash	222	229

Total current assets	40,219	23,044

PROPERTY AND EQUIPMENT—Net	11,487	11,514

GOODWILL	61	61

OTHER INTANGIBLE ASSETS	429	435

OTHER ASSETS	41	246

RESTRICTED CASH	750	1,101

DEFERRED TAX ASSETS	—	4,303

TOTAL	$52,987	$40,704

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,516	$2,127
Accrued expenses	2,365	2,350
Accrued advertising	2,002	2,192
Accrued bonus	2,500	510
Deferred revenue	28,649	30,097
Deferred income taxes	262	416
Notes payable—current obligations		440
Capital leases—current obligations	1,094	1,221

Total current liabilities	38,388	39,353

LONG-TERM LIABILITIES:
Capital lease obligations—less current obligations	265	209
Deferred revenue	2,527
Deferred rent	268	40
Deferred income taxes	877

Total liabilities	42,325	39,602

COMMITMENTS AND CONTINGENCIES (Note 11)

STOCKHOLDERS’ EQUITY:
Convertible preferred stock, no par value—authorized, 60,000,000 shares:
Series A: issued and outstanding, 3,000,000 shares, with a liquidation preference of $1,500,000	1,500	1,500
Series B: issued and outstanding, 6,214,690 shares, with a liquidation preference of $11,000,000	11,000	11,000
Series C: issued and outstanding, 904,977 shares, with a liquidation preference of $1,999,000	1,999	1,999
Series D: issued and outstanding, 1,513,033 shares	4,067	4,067
Common stock, no par value—authorized, 140,000,000 shares; issued and outstanding, 9,738,334 and 10,991,477 shares	3,220	1,434
Deferred stock-based compensation	(222)
Note receivable from shareholder		(500)
Accumulated deficit	(10,902)	(18,398)

Total stockholders’ equity	10,662	1,102

TOTAL	$52,987	$40,704

See notes to consolidated financial statements.

CLASSMATES ONLINE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

(In thousands)

	2003	2002	2001

REVENUE:
Membership	$61,338	$50,201	$28,914
Advertising	16,883	16,435	6,483
Other	256	125	200

Total revenue	78,477	66,761	35,597

OPERATING EXPENSES:
Sales and marketing	36,298	28,459	27,649
General and administrative	21,371	22,329	14,718
Depreciation and amortization	5,215	6,822	6,265

Total operating expenses	62,884	57,610	48,632

INCOME (LOSS) FROM OPERATIONS	15,593	9,151	(13,035)

OTHER INCOME (EXPENSE):
Interest income	228	156	143
Interest expense	(153)	(347)	(535)
Other income (expense)	52	(102)

Total other income (expense)	127	(293)	(392)

INCOME (LOSS) BEFORE INCOME TAX (PROVISION) BENEFIT	15,720	8,858	(13,427)

INCOME TAX (PROVISION) BENEFIT	(5,224)	9,055

NET INCOME (LOSS)	$10,496	$17,913	$(13,427)

See notes to consolidated financial statements.

CLASSMATES ONLINE, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

(In thousands, except for share data)

	Preferred Stock		Common Stock		Deferred Stock-Based Compensation	Shareholder Receivable	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount

BALANCE—January 1, 2001	11,632,700	$18,551	10,930,401	$737	$—	$(500)	$(22,884)	$(4,096)

Exercise of stock options			59,500	59				59
Repurchase of common stock			(75,329)	(75)				(75)
Exercise of warrants			4,000
Warrants issued for service				144				144
Deferred stock-based compensation				501	(501)
Amortization of stock-based compensation					341			341
Net loss							(13,427)	(13,427)

BALANCE—December 31, 2001	11,632,700	18,551	10,918,572	1,366	(160)	(500)	(36,311)	(17,054)

Exercise of stock options			72,704	73				73
Exercise of warrants			201
Reclass of stock warrants		15		(5)				10
Amortization of stock-based compensation					160			160
Net income							17,913	17,913

BALANCE—December 31, 2002	11,632,700	18,566	10,991,477	1,434		(500)	(18,398)	1,102

Exercise of stock options			246,857	208				208
Deferred compensation				1,578	(1,578)
Amortization of stock-based compensation					1,356			1,356
Redemption of common stock			(1,500,000)				(3,000)	(3,000)
Shareholder loan repayment						500		500
Net income							10,496	10,496

BALANCE—December 31, 2003	11,632,700	$18,566	9,738,334	$3,220	$(222)	$—	$(10,902)	$10,662

See notes to consolidated financial statements.

CLASSMATES ONLINE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

(in thousands)

	2003	2002	2001

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$10,496	$17,913	$(13,427)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,215	6,822	6,265
Deferred taxes	5,224	(9,055)
Provision for losses (recoveries) on accounts receivable	(121)	(7)	19
Warrants issued for services			144
Stock-based compensation	1,356	160	341
(Gain) loss on sale of property and equipment	(52)	102	57
Changes in operating assets and liabilities—net of effects from acquisition of businesses:
Trade accounts receivable	24	(800)	(1,044)
Other receivables	(40)	28	899
Prepaid expenses and other current assets	432	(378)	(647)
Other assets	205	(184)	50
Accounts payable	(611)	28	(1,184)
Accrued expenses	1,815	845	3,380
Deferred revenue	1,079	9,384	9,150
Deferred rent	228	40

Net cash provided by operating activities	25,250	24,898	4,003

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(3,935)	(9,719)	(3,378)
Proceeds from sale of property and equipment	85	23	57
Restricted cash for equipment—capital lease			(200)
Release of restricted cash	200

Net cash used in investing activities	(3,650)	(9,696)	(3,521)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	208	73	59
Repayment of notes payable and capital leases	(1,790)	(3,434)	(1,422)
Payment in restricted cash	(4)	(934)	(35)
Release of restricted cash	160	540	500
Repayment of shareholder loan	500
Redemption of common stock	(3,000)

Net cash used in financing activities	(3,926)	(3,755)	(898)

	2003	2002	2001

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$17,674	$11,447	$(416)

CASH AND CASH EQUIVALENTS:
Beginning of year	13,752	2,305	2,721

End of year	$31,426	$13,752	$2,305

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION—Cash paid during the year for interest	$228	$347	$537

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES: Property and equipment acquired through capital leases	$1,280	$1,183	$3,405

Yearbook Archives Company reduction in purchase price for assets returned in exchange for stock			$75

See notes to financial statements.

CLASSMATES ONLINE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003 AND 2002

1.                            DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Classmates Online, Inc. (the “Company”) is a personal networking service connecting members with friends, family, military and work colleagues. The Company derives the majority of its revenues from membership fees that allow paying members to communicate with other registered members. The Company also derives a portion of its revenues from advertising sales and referral commissions earned on e-commerce transactions facilitated by its Web site.

Principles of Consolidation—The consolidated financial statements reflect the financial position and operating results of the Company and its wholly owned subsidiaries, Classmates Media, Inc. and Classmates International, Inc. The financial statements are presented in accordance with accounting principles generally accepted in the United States of America. All significant intercompany transactions have been eliminated.

Cash and Cash Equivalents—The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalents are carried at cost, which approximates market.

Restricted Cash—The Company considers any cash or short-term investments that cannot be used in operations to be restricted. Current restricted cash arises from deposits required by merchant processing providers. Noncurrent restricted cash relates to cash held in a financial institution that secures a letter of credit provided under a capital lease for equipment and an operating lease for the Company’s corporate facility.

Property and Equipment—Property and equipment are stated at cost. Repair and maintenance costs are expensed as incurred. Depreciation and amortization are computed using the straight-line method over the following useful lives:

Computers and equipment	3 years
Software	1.5–3 years
Furniture and fixtures	5 years
Leasehold improvements	Lesser of lease term or estimated useful life

Internal-Use Software—The Company capitalized certain costs of software developed or obtained for internal use in accordance with the American Institute of Certified Public Accountants (“AICPA”) Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. Software development costs are capitalized when application development begins, it is probable that the project will be completed, and the software will be used as intended. Costs associated with preliminary project stage activities, maintenance and all other post-implementation stage activities are expensed as incurred. The statement provides for the capitalization of certain payroll and payroll-related costs for employees who are directly associated with internal-use computer software projects, as well as external direct costs of materials and services associated with developing or obtaining internal-use software. Capitalizable personnel costs are limited to the time directly spent on such projects. During 2003, 2002 and 2001, the Company capitalized $1,704,000, $324,000, and $789,000 of internal use software development costs, respectively. These capitalized costs will be ratably amortized using the straight-line method over the estimated useful lives of the related applications.

Impairment of Long-Lived Assets—Effective January 1, 2002, the Company has adopted Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Under SFAS No. 144, the Company regularly evaluates long-lived assets for impairment and records impairment losses on long-lived assets when events and circumstances indicate that assets used in operations might be impaired and that the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the assets is less than the carrying value of those assets.

Business Combinations—Effective July 1, 2001, the Company adopted SFAS No. 141, Business Combinations. SFAS No. 141 requires that all business combinations completed after June 30, 2001 be accounted for using the purchase method of accounting; therefore the pooling-of-interests method of accounting is prohibited. SFAS No. 141 also requires that intangible assets acquired in a business combination be recognized apart from goodwill if: (i) the intangible assets arise from contractual or other legal rights or (ii) the acquired intangible assets are capable of being separated from the acquired enterprise, as defined in SFAS No. 141.

Goodwill and Other Intangible Assets—Effective January 1, 2002, the Company adopted SFAS No. 142, Goodwill and Other Intangible Assets. Under SFAS No. 142, goodwill and other intangible assets with indefinite lives are no longer amortized but are reviewed for impairment annually, and more frequently under certain circumstances, and written down when impaired. Intangible assets with determinable useful lives would continue to be amortized over their useful lives. Accordingly, the Company amortizes the only determinable life intangible, noncompete agreements, on a straight-line basis over six years and has ceased the amortization of goodwill. In applying SFAS No. 142, the Company has performed the transitional reassessment and impairment test required as of January 1, 2002, and the annual impairment test as of December 31, and determined that there was no impairment of the asset. Prior to January 1, 2002, goodwill was amortized on a straight-line basis over 18 months.

The pro forma effect if the nonamortization provisions of SFAS No. 142 were applied prior to adoption on January 1, 2002 is as follows:

	2003	2002	2001

Net income (loss)—as reported	$10,496	$17,913	$(13,427)
Add back- amortization of goodwill—net of related taxes			169

Pro forma net income	$10,496	$17,913	$(13,258)

Income Taxes—The Company has adopted SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets, including net operating loss carryforwards, and liabilities are determined based on temporary differences between the book and tax bases of assets and liabilities. These deferred taxes are recorded based on the tax rates expected to be in effect when the temporary differences reverse. The Company establishes a valuation allowance when it is likely that sufficient taxable income will not be generated to allow the realization of the deferred tax asset. The Company believes it is more likely than not that the deferred tax assets will be realized, and a valuation allowance is not required as of December 31, 2003 and 2002.

Revenue Recognition—Membership revenue represents subscription fees for providing paying members with tools to communicate with other registered members. The membership subscription fees are recognized ratably over the membership period.

Revenues derived from sales of advertising on the Company’s Web site under per-transaction agreements are recognized upon display of each individual advertisement. Revenues from sales under flat fee agreements are recognized ratably over the period in which the advertising is displayed, provided that no significant obligations for the Company remain. Revenues from referral commissions are recognized upon receipt of payment from third-party vendors.

Advertising Costs—Advertising costs are expensed when the ads are displayed. Advertising expenses were approximately $19,445,000, $17,976,000, and $20,662,000 for the years ended December 31, 2003, 2002 and 2001 respectively.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

Fair Value of Financial Instruments—The Company has cash and cash equivalents, notes payable and capital lease obligations. The carrying value of the cash and cash equivalents approximates fair value because of the short-term maturity of these instruments. The fair value of the notes payable and capital lease obligations approximates carrying value based on the market interest rates available to the Company for debt of similar risk and maturities.

Principles of Consolidation—The consolidated financial statements reflect the financial position and operating results of the Company and its wholly owned-subsidiaries. The financial statements are presented in accordance with accounting principles generally accepted in the United States of America. All significant intercompany transactions have been eliminated.

Stock-Based Compensation—The Company has elected to follow the measurement provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, under which no recognition of expense is generally required in accounting for stock options granted to employees for which the exercise price equals or exceeds the fair market value of the stock at the grant date. The Company accounts for stock options issued to nonemployees in accordance with SFAS No. 123, Accounting for Stock-Based Compensation and Emerging Issue Task Force (“EITF”) 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or In Conjunction with Selling Goods, or Services.

To estimate the compensation expense that would be recognized under SFAS No. 123 related to options granted to employees, the Company used the modified Black-Scholes option-pricing model with the following weighted-average assumptions for options granted through December 31, 2003: risk-free interest rate of 3.27% for the 2003 grants, 3.03% for the 2002 grants, and 4.39% for the 2001 grants; expected dividend yield of -0-% for all periods; volatility of -0-% for all periods; and an expected life of five years for all periods.

Had compensation expense for the Plan been determined based on the fair value of the options at the grant dates for the awards under the Plan consistent with SFAS No. 123, the Company’s net income (loss) would have been as follows for the years ended December 31 (in thousands):

	2003	2002	2001

Net income (loss)—as reported	$10,496	$17,913	$(13,427)
Additions:
Stock-based compensation expense included in reported net income (loss)—net of related tax effects	1,356	160	341
Deductions:
Total stock-based compensation expense determined under fair value based method for all awards—net of related tax effects	(428)	(196)	(229)

Pro forma net income (loss)	$11,424	$17,877	$(13,315)

New Accounting Pronouncements—In November 2002, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. (“FIN”) 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others—an interpretation of FASB Statements No. 5, 57, and 107 and Rescission of FASB Interpretation No. 34, which elaborates on existing disclosure of most guarantees and clarifies when a company must recognize an initial liability for the fair value of obligations it assumes under guarantee agreements. The initial recognition and measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002. The adoption of FIN 45 did not have an impact on the Company’s consolidated financial statements or disclosures.

In November 2002, the EITF reached a consensus on Issue No. 00-21, Accounting for Revenue Arrangements with Multiple Deliverables (“EITF 00-21”). The EITF concluded that revenue arrangements with multiple elements should de divided into separate units of accounting if the deliverables in the arrangement have value to the customer on a standalone basis, if there is objective and reliable evidence of the fair value of the undelivered elements, and as long as there are no rights of return or additional performance guarantees by the Company. The provisions of EITF 00-21 are applicable to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of the provisions of EITF 00-21 did not have an impact on the Company’s consolidated financial statements.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure, which amends SFAS No. 123. This statement provides alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based compensation. In addition, this statement requires the disclosure of pro forma net income had the Company adopted the fair value method of accounting for stock-based compensation in a more prominent place in the financial statements. The alternative transition methods and financial statement disclosures are effective for fiscal years ending after December 15, 2002. The Company adopted the disclosure requirements of this statement. As the Company has not elected to adopt the fair value method of accounting for stock-based compensation, the adoption of this statement does not have any impact on the Company’s financial condition or results of operations.

In January 2003, the FASB issued FIN 46, Consolidation of Variable Interest Entities, an interpretation of ARB No. 51, which requires an enterprise to assess whether consolidation of an entity is appropriate based upon its interest in variable interest entities. The Company’s adoption of FIN 46 did not have a material impact on its consolidated financial condition of results of operations. FIN 46 further requires the disclosure of certain information related to variable entity interests in which the Company holds a significant variable interest. In December 2003, the FASB issued FIN 46 (revised December 2003) (“FIN 46R”), Consolidation of Variable Interest Entities—an interpretation of ARB No. 51, which delayed the effective date of the application of FIN 46 to non-special purpose variable interest entities acquired or created before February 1, 2003, to the interim period ending on March 31, 2004, and provided additional technical clarifications to implementation issues. The Company does not own any such interests.

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS No. 149 amends SFAS No. 133 for decisions made (1) as to part of the Derivatives Implementation Group process that effectively required amendments to SFAS No. 133, (2) in connection with other FASB projects dealing with financial instruments and (3) in connection with implementation issues raised in relation to the application of the definition of a derivative. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, with certain expectations, and for hedging relationships designated after June 30, 2003. Adoption of SFAS No. 149 did not have a material impact on the Company’s consolidated financial statements.

In May 2003, SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, was issued, which requires that certain financial instruments be accounted for as liabilities. The financial instruments affected include mandatorily redeemable stock, certain financial instruments that require or may require the issuer to buy back some of its shares in exchange for cash or other assets, and certain obligations that can be settled with shares of stock. SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for certain provisions which have been deferred. The adoption of SFAS No. 150 did not have an impact on the Company’s consolidated financial statements or disclosures.

2.                            CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of the following at December 31 (in thousands):

	2003	2002

Cash	$16,060	$1,573
Money market funds	15,366	12,179

	$31,426	$13,752

3.                            PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31 (in thousands):

	2003	2002

Office equipment	$1,772	$1,515
Computer hardware	12,928	12,356
Software	14,201	9,526
Leasehold improvements	746	889
Projects in progress		1,585

	29,647	25,871
Accumulated depreciation	(18,160)	(14,357)

	$11,487	$11,514

Depreciation expense was $5,209,000, $6,816,000 and $5,840,000 for the years ended December 31, 2003, 2002 and 2001, respectively.

4.                            OTHER INTANGIBLE ASSETS

Other intangible assets consist of the domain name, yearbooks and a noncompete agreement associated with the purchase of certain assets in 2000.

Balances were as follows at December 31 (in thousands):

	2003	2002

Indefinite lived intangibles:
Yearbooks	$338	$338
Domain name	79	79

	417	417

Definite lived intangibles:
Noncompete agreements	50	50
Accumulated amortization	(38)	(32)

	12	18

	$429	$435

The estimated amortization expense for the remaining amortizable intangible asset is approximately $6,000 for each of the next two years.

5.                            NOTES PAYABLE

In May 2000, the Company entered into a $2,000,000 three-year note payable with a financial institution. The interest rate on the note was fixed at 15.24%. The note was secured with specific office and computer equipment valued at approximately $2,000,000.

In March 2002, the Company renegotiated certain terms and conditions on the outstanding balance. The interest rate was reduced to a fixed rate of 14.74%. There were no changes in the Company assets securing this arrangement. The note matured and was fully repaid in 2003.

6.                            RELATED-PARTY TRANSACTIONS

During 2000, the Company loaned a shareholder $500,000, bearing interest at 6.20% per annum. The note was secured by 500,000 shares of the Company’s common stock and was originally due December 15, 2004, along with the related interest. Interest income on the note totaled $4,000 and $31,000 during 2003 and 2002, respectively, and is recorded in other assets. In February 2003, the shareholder repaid the loan, including accrued interest.

7.                            STOCKHOLDERS’ EQUITY

At incorporation, the Company was authorized to issue 1,000,000 shares of no par common stock. On May 1, 1999, the Board of Directors approved a 111-to-1 stock split of the Company’s common stock.

In February 2003, the Company redeemed and retired 1,500,000 common stock shares at $2 per share from several founding shareholders. Additionally, these shareholders provided a guarantee for the minimum value of the common stock upon a liquidation event. If such an event occurs and the common share price is less than $4.18 (on a fully diluted basis), these shareholders will deliver sufficient additional shares, not to exceed 1,500,000 shares, to compensate for the lower share price.

Warrants—During 2001, the Company issued warrants to nonemployees to purchase 226,254 shares of common stock. The warrants were issued in lieu of cash payments and are fully vested, exercisable immediately and expire in 2006. The warrants were valued using the Black-Scholes pricing model, based on a five-year contractual life, 72% volatility rate, no quarterly dividends and a risk-free interest rate ranging from 4.64% to 4.91%. The fair value of the warrants was $144,000 and was recognized as an expense in 2001.

Convertible Preferred Stock—In May 1999, the Company completed a private placement of 3,000,000 shares of Series A convertible preferred stock at $0.50 per share for proceeds of $1,500,000. Each share of Series A convertible preferred stock includes a liquidation preference equal to $0.50 per share. Each share of Series A is convertible, at any time at the option of the holder, into one share of common stock, except that conversion is mandatory upon the closing of a public offering of at least $15 million. Each share of Series A preferred stock includes a right to vote with common stockholders as though the share had been converted.

In November 1999, the Company completed a private placement of 6,214,690 shares of Series B convertible preferred stock at $1.77 per share for proceeds of $11,000,001. Each share of Series B is convertible, at any time at the option of the holder, into one share of common stock, except that conversion is mandatory upon the closing of a public offering of not less than $20 million or $3.54 per share. Each share of Series B convertible preferred stock includes a liquidation preference equal to $1.77 per share. Each share of Series B preferred stock includes a right to vote with common stockholders as though the share had been converted.

In August 2000, the Company completed a private placement of 904,977 shares of Series C convertible preferred stock at $2.21 per share for proceeds of $1,999,999. Each share of Series C is convertible at any time at the option of the holder into 1.25 shares of common stock, except that conversion is mandatory upon closing of a public offering of not less than $20 million or $3.54 per share. Each share of Series C convertible preferred stock includes a liquidation preference equal to $2.21 per share. Each share of Series C preferred stock includes a right to vote with common stockholders as though the share had been converted.

Stock Option Plan—The Company established the 1999 Stock Option Plan (the “Plan”) where the Company originally reserved 5,500,000 common stock shares. In February 2001, the Company’s Board of Directors authorized 5,200,000 additional shares to be reserved for the Plan. In total, 10,700,000 shares have been reserved for issuance under the Plan.

The Plan is administered by the Company’s Board of Directors, which determines the terms of the options granted including exercise price, number of options granted and vesting periods of such options. Generally, the Company’s Board of Directors grants options at an exercise price of not less than the fair market value of the Company’s common stock at the date of grant. Options granted under the Plan have a vesting period of four years from the date of grant and become exercisable as follows: 12.5% after six months and ratably thereafter on a monthly basis. All options, if not previously exercised or cancelled, expire 10 years from the date of grant or 90 days after termination of employment. At December 31, 2003, 789,923 shares of common stock were available for future grant under the Plan.

Stock Option Activity—The following table summarizes the Company’s stock option activity:

	Options Outstanding (Shares)	Weighted- Average Exercise Price

Balance—January 1, 2001	4,233,798	0.71

Options granted	5,547,922	1.00
Options forfeited	(1,148,857)	1.00
Options exercised	(59,500)	1.00

Balance—December 31, 2001	8,573,363	0.44

Options granted	3,627,712	1.80
Options forfeited	(3,332,862)	1.01
Options exercised	(72,704)	0.99

Balance—December 31, 2002	8,795,509	1.34

Options granted	1,702,600	2.29
Options forfeited	(720,299)	1.48
Options exercised	(246,857)	0.81

Balance—December 31, 2003	9,530,953	1.37

Information regarding options outstanding and exercisable as of December 31, 2003 is as follows:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted- Average Remaining Contractual Life in Years	Weighted- Average Exercise Price	Number Exercisable	Weighted- Average Exercise Price

$0.18–0.50	1,920,909	5.71	0.40	1,919,666	0.40
1.00	3,423,419	6.86	1.00	2,773,192	1.00
2.00	3,731,125	8.85	2.00	1,106,375	2.00
3.05	455,500	9.68	3.05	3,125	3.05

	9,530,953			5,802,358

In January 2001, performance based options were granted to the Company’s vice president of sales. These options allowed for the purchase of up to 125,000 shares of the Company’s common stock at an exercise price of $1.00. These options vested under a sliding scale based on the value of a future liquidity event, as defined in the option agreement. Under the sliding scale, these options began to vest upon a liquidity event representing a value of greater than $6.72 per common share and became fully vested upon a liquidity event representing a value of $9.72 per common share. Per share valuations were determined on a fully diluted basis. This agreement was modified in February 2003 to replace the vesting described above with the standard vesting schedule for options under the Plan. In 2003, the Company recorded the applicable deferred compensation and is recognizing compensation expense for this modification over the vesting period.

In December 2002, the Company granted 1,677,462 options with an exercise price of $2.00 per share to its CEO. These options were granted under the terms of the existing option plan.

No options have been granted at an exercise price of less than the fair market value of the Company’s common stock at the date of grant.

8.                            INCOME TAXES

Differences between income taxes computed by applying the U.S. federal income tax rate of 34% to pretax income are as follows for the years ended December 31:

	2003	2002	2001

Federal income tax expense (benefit) at the statutory rate	$(5,345)	$(3,012)	$4,565
Permanent differences	(11)	(9)	(122)
Other			205
Change in valuation allowance		11,934	(4,648)
Federal research credit	132	142

Income tax (provision) benefit	$(5,224)	$9,055	$—

	2003		2002		2001
	Current	Deferred	Current	Deferred	Current	Deferred

Components of income tax (provision) benefit:
Tax (provision) benefit before application of operating loss carryforwards	$(5,224)	$—	$(2,879)	$—	$—	$4,648
Tax benefit (provision) of operating loss carryforwards	5,224	(4,677)	2,879	9,055		(4,648)
Net other tax benefits and changes in deferred taxes		(547)

Total income tax (provision) benefit	$—	$(5,224)	$—	$9,055	$—	$—

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The tax effects of temporary differences and net operating loss carryforwards that give rise to the Company’s deferred tax assets and liabilities are as follows at December 31 (in thousands):

	2003	2002

Current deferred tax assets:
Federal net operating loss carryforward	$3,827	$4,677
Deferred revenue
Accrued expense and other	1,144	491

Total current deferred tax assets	4,971	5,168

Noncurrent deferred tax assets:
Federal net operating loss carryforwards		3,827
Depreciation and amortization		476

Total noncurrent deferred tax assets		4,303

Current deferred tax liability—prepaids	(262)	(416)

Noncurrent deferred tax liability—depreciation and amortization	(877)

Net deferred tax assets	3,832	9,055

Less valuation allowances

	$3,832	$9,055

As of December 31, 2003 and 2002, the Company’s federal net operating loss carryforward for income tax purposes was approximately $11,255,000 and $25,013,000, respectively. If not utilized, these carryfowards will begin to expire in 2019. A portion of this carryforward (approximately $1,114,000 at December 31, 2003) is currently limited in its use to offset taxable income for any particular year under Section 382 of the Internal Revenue Code. During 2002, the Company determined it was more likely than not that the assets will be realized and a tax benefit for the release of the valuation allowance of $11,934,000 was recognized.

9.                            DEFINED CONTRIBUTION PLANS

The Company maintains a voluntary defined contribution plan covering eligible employees as defined in the plan documents. Participating employees may elect to defer and contribute a portion of their compensation to the plan up to the plan limits stated in the plan documents, not to exceed the dollar amounts set by applicable laws. No matching contributions were made in 2003 or 2002 or 2001. The Company may decide to make a matching contribution to the plan, although the Company is not required to make this contribution. All assets of this plan are held in trust by State Street Bank & Trust.

10.                     CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents, short-term investments and trade receivables. These instruments are both unsecured and uninsured. The Company places its cash and cash equivalents and investments with major financial institutions. The Company operates in one business segment and sells services that allow members to reconnect and communicate. Accounts receivable are typically unsecured and are derived from revenues earned from customers primarily located in the United States of America operating in a wide variety of industries and geographic areas. The Company performs ongoing credit evaluations of its customers and maintains an allowance for potential credit losses.

During the years ended December 31, 2003, 2002, and 2001, no one customer accounted for more than 10% of the Company’s revenue. Two customers accounted for 30% and 11% of the accounts receivable balance at December 31, 2003. Two customers accounted for 35% and 17% of the accounts receivable balance at December 31, 2002.

11.                     COMMITMENTS AND CONTINGENCIES

The Company has entered into several noncancellable capital and operating lease agreements for office space and equipment expiring through 2009. Future minimum payments and rental expense (in thousands) are as follows as of December 31, 2003:

	Operating Leases	Capital Leases

Period

2004	$2,397	$1,159
2005	1,835	269
2006	1,288
2007	1,322
2008	1,349
Thereafter	632

Total minimum payments	$8,823	1,428
Less amount representing interest		(69)

Present value of future payments		1,359
Less current portion		(1,094)

Long-term capital lease obligation		$265

Rental expense under operating leases was approximately $1,724,000, $651,000, and $465,000 for the years ended December 31, 2003, 2002, and 2001 respectively.

Contingencies—In the normal course of business, various legal claims and other contingent matters may arise, such as, without limit, copyright and patent infringement claims. Management believes that any liability that may arise from identified matters would not have a material adverse effect on the Company’s results of operations or financial condition as of December 31, 2003.

12.                     SUBSEQUENT EVENTS

In January 2004, Classmates International, Inc., a wholly owned subsidiary of the Company, purchased the German-based company, StayFriends, GmbH, for $180,000. The Company received assets with a fair value of $211,000, including domain names and a customer base list of $60,500 and fixed assets of $124,000, and assumed liabilities in the amount of $41,000. The Company recorded $10,000 in goodwill. StayFriends, GmbH provides similar services to the Company’s core business.

In January 2004, the Directors of the Company approved a resolution to form a subsidiary, Classmates Advertising, Inc.

In February 2004, Classmates International, Inc., entered into a call option agreement with a vendor of StayFriends, GmbH, in which the vendor received a call option in StayFriends. The call option gives the vendor the right to purchase up to 19% of the subscribed capital of StayFriends. The exercise price for the call option shall be equal to the total of cash costs incurred by Classmates International in acquiring StayFriends plus all cash capital contributions provided to StayFriends by Classmates International until the date of exercise of the call option, multiplied by the percentage stake the vendor wishes to call. The vendor may exercise the call option within the exercise period commencing October 1, 2004 and ending March 31, 2006.

In March 2004, Classmates International, Inc., a wholly owned subsidiary of the Company, purchased certain assets of Swedish-based company, Vigorous Data AB for $182,000. The Company received assets with a fair value of $182,000, including domain names and customer base list. The Company assumed no liabilities.

In March 2004, the Company received a warrant to purchase 4,259,638 shares of common stock of a vendor at $1.50 per share. In connection with this, the Company will enter into a Master Services and Marketing agreement which grants either company nonexclusive, worldwide, royalty free license to each other’s trademarks and logos. All revenues generated by the company will be allocated to the Company under the terms of the agreement. These warrants terminate upon the earliest to occur of the following: (1) February 10, 2009, (2) one year after the closing of the organization’s initial public offering, or (3) 30 days after the termination of the Master Service and Marketing agreement between the Company and the vendor.

In May 2004, the Company retired the 1999 Stock Plan and approved and adopted the 2004 Stock Plan. This adoption included resolutions that (a) the 1999 Stock Plan would continue to govern all options granted thereunder, (b) the number of shares of common stock reserved but not issued under the 1999 Stock Plan, as well as all of the number of shares of common stock that are returned to the 1999 Stock Plan as a result of a termination of options granted under the 1999 Stock Plan, shall be made available for grant under the 2004 Stock Plan, and (c) reserved an additional 250,000 shares of common stock for issuance under the 2004 Stock Plan. The terms of the 2004 Stock Plan are similar to the 1999 Stock Plan. The 2004 Stock Plan was approved and adopted by the shareholders in July 2004. As of September 30, 2004, 495,000 options have been granted under the 2004 Stock Plan.

In July 2004, the Company entered into a capital lease for equipment totaling $1,111,000, at an interest rate of 4.9% and a maturity date of September 2007.

In August 2004, the Company redeemed and retired 291,574 common stock shares at $3.05 per share from a founding shareholder. Additionally, this shareholder provided a guarantee for the minimum value of the common stock upon a liquidation event. If such an event occurs and the common share price is less than $6.10 (on a fully diluted basis), this shareholder will deliver sufficient additional shares, not to exceed 291,574 shares, to compensate for the lower share price.

13.                     SALE OF THE COMPANY

On October 23, 2004, the Company entered into a definitive agreement with United Online, Inc. in which United Online, Inc. will acquire the Company for approximately $100,000,000, which is net of the Company’s cash balance as of closing date.

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